UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 7, 2009

(Date of earliest event reported)

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-115602	74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In response to rumors about Grande Communications Holdings, Inc. (the “Company”) and numerous inquiries and speculation that the Company is shopping a credit facility in connection with its sale, the Company makes the following statement:

These rumors are not correct. As previously announced, the Company’s Board of Directors has authorized the Company to explore all of its strategic alternatives to enhance stockholder value. Currently, the Company has not entered into any agreement for the sale of the Company, and the Company is not shopping a credit facility backing any such transaction, although the Company is aware of third party efforts to finance a possible offer to purchase the Company. The Board of Directors will continue to work with the Company’s management team and its legal and financial advisors to evaluate the Company’s available alternatives. The Company has engaged Waller Capital to assist the Company in exploring strategic alternatives. There can be no assurance that the exploration of strategic alternatives will result in the Company adopting or approving any strategic alternative. The Company undertakes no obligation to make any further statement regarding the exploration of strategic alternatives unless and until a final decision is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: April 7, 2009	By:	/s/ Roy H. Chestnutt
Roy H. Chestnutt Chief Executive Officer